UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 8, 2006

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 8, 2006, Avanex Corporation (the “Company”) issued a press release reporting its results for the third fiscal quarter ended March 31, 2006. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

The Company’s press release includes non-GAAP net loss and non-GAAP net loss per share to provide the reader with greater transparency to information used by management in its financial and operational decision-making, to help the reader better understand the Company’s operating results and to provide historical comparability. The Company believes that when GAAP net loss and GAAP net loss per share are viewed in conjunction with non-GAAP net loss and non-GAAP net loss per share, readers are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, management uses these measures for reviewing the Company’s financial results. The primary adjustments from GAAP net loss and GAAP net loss per share that are reflected in the non-GAAP financial measures provided are described in more detail below:

Stock Based Compensation. The Company excludes stock based compensation to calculate non-GAAP net loss and non-GAAP net loss per share. SFAS 123R, “Share-Based Payment,” became effective and was adopted by the Company during the quarter ended September 30, 2005. Under SFAS 123R, all stock-based payments to employees, including grants of employee stock options, are to be expensed in the financial statements based on their fair value determined by applying a fair value measurement method. The Company believes that excluding stock based compensation from GAAP net loss and GAAP net loss per share provides investors with historical comparability in its financial reporting, as well as comparability with competitor’s operating results, particularly during this transitional period when most companies are adopting the provisions of SFAS 123R. In addition, the Company believes that excluding stock based compensation provides greater transparency when reviewing the current operating performance of the overall business. However, there are limitations associated with excluding stock based compensation from GAAP net loss and GAAP net loss per share as such an exclusion does not effectively describe the Company’s current GAAP loss and GAAP loss per share. Management compensates for these limitations by analyzing current and future results with a focus on GAAP operating cash flow and future cash requirements and by providing GAAP net loss and net loss per share in its earnings release.

Inventory Provisions. The Company also excludes the expense from certain excess, obsolete and scrap inventory provisions from non-GAAP net loss and non-GAAP net loss per share. The excess, obsolete and scrap inventory provisions are a result of the Company’s compliance with newly enacted legal requirements, namely the Restrictions on Hazardous Substances, or RoHS, regulations that require certain manufacturers, such as the Company, to eliminate hazardous substances from the commercial products that are sold to customers in the European Union and Japan. These expenses have been excluded from the calculation of non-GAAP net loss and non-GAAP net loss per share in order to provide greater transparency to investors when reviewing the Company’s current cost of revenue. The Company also believes that excluding these expenses from GAAP net loss and GAAP net loss per share provides investors with historical comparability in its financial reporting as well as comparability with competitor’s operating results. However, there are limitations associated with excluding these expenses from GAAP net loss and GAAP net loss per share. Management compensates for these limitations through its review of cost of revenue on a GAAP basis each quarter and by providing GAAP net loss and net loss per share in its earnings release.

Amortization of Intangibles. The Company also excludes amortization of intangibles to calculate non-GAAP net loss and non-GAAP net loss per share. The Company’s amortization of intangibles primarily relates to its acquisitions of the optical components businesses of Corning, Alcatel and Vitesse in 2003. These adjustments have been excluded because management focuses primarily on the current controllable operating expenses of the business, which excludes amortization. In addition, the Company believes that excluding amortization provides

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greater transparency when reviewing the current operating performance of the overall business. The Company believes that it is useful to investors to provide non-GAAP measures that are indicative of the Company’s core operating expenses and performance. However, there are limitations associated with excluding amortization of intangibles from GAAP net loss and GAAP net loss per share as such an exclusion does not effectively associate the costs related to the purchase of the product platforms with the related ongoing revenue stream. Management compensates for these limitations through its review of long-lived assets, including intangibles, for impairment on a quarterly basis and by providing GAAP net loss and net loss per share in its earnings release.

Restructuring Charges. The Company also excludes restructuring charges to calculate non-GAAP net loss and non-GAAP net loss per share. Such charges are primarily due to workforce reductions and related costs to enhance the reader’s overall understanding of the continuing operations of the Company, its core current financial performance and its prospects for the future. Avanex has incurred substantial acquisition-related restructuring charges as well as restructuring charges resulting from material changes to the Company’s cost structure, which makes historical comparisons difficult. The Company believes that excluding restructuring charges from GAAP net loss and GAAP net loss per share provides investors with historical comparability in its financial reporting as well as comparability with competitor’s operating results. However, there are limitations associated with excluding restructuring charges from GAAP net loss and GAAP net loss per share as such an exclusion does not effectively describe the Company’s current GAAP loss and GAAP loss per share. Management compensates for these limitations by analyzing current and future results with a focus on GAAP operating cash flow and future cash requirements and by providing GAAP net loss and net loss per share in its earnings release.

Gain on Disposal of Property and Equipment. The Company also excludes its gain on the disposal of property and equipment to calculate non-GAAP net loss and non-GAAP net loss per share. From time to time, the Company disposes of property or equipment for an amount greater than book value. These gains have been excluded from the calculation of non-GAAP net loss and non-GAAP net loss per share because such gains do not relate to the Company’s primary business, which is the design, manufacture and marketing of fiber optic-based products. Accordingly, the Company believes that excluding gain on the disposal of property and equipment provides greater transparency when reviewing the current operating performance of its overall business. The Company believes that it is useful to investors to provide non-GAAP measures that are indicative of the Company’s core operating performance. The Company also believes that excluding these gains from GAAP net loss and GAAP net loss per share provides investors with comparability with competitor’s operating results. However, there are limitations associated with excluding these gains from GAAP net loss and GAAP net loss per share. Management compensates for these limitations through its review of operating expenses on a GAAP basis each quarter and by providing GAAP net loss and net loss per share in its earnings release.

Loss on Debt Refinancing. The Company has also excluded its loss upon a debt refinancing to calculate non-GAAP net loss and non-GAAP net loss per share. This loss relates to the Company’s renegotiation of certain terms of the Company’s May 2005 convertible note financing in November 2005, as described more fully in the Company’s Quarterly Report on Form 10-Q filed on February 14, 2006. As a result of the renegotiation of terms, the Company recognized a $4.5 million loss, which is comprised of $3.5 million paid to the note holders, $575,000 of issuance costs and $450,000 of increase in fair value of the warrants issued in the financing, resulting from a reduction in the exercise price of the warrants. The Company believes that excluding this loss from GAAP net loss and GAAP net loss per share provides investors with historical comparability in its financial reporting as well as comparability with competitor’s operating results. However, there are limitations associated with excluding this loss from GAAP net loss and GAAP net loss per share. Management compensates for these limitations through its review of its results of operations on a GAAP basis and by providing GAAP net loss and net loss per share in its earnings release.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated as of May 8, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ Jo S. MAJOR, JR.
Jo S. Major, Jr. President, Chief Executive Officer and Chairman of the Board of Directors

Date: May 8, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as of May 8, 2006

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